SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2007
Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-25873 (Commission File Number)	84-1431425 (I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas (Address of Principal Executive Offices)	75205 (Zip Code)
(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Apollo Resources, Inc. (the “Company”) has entered into a Purchase and Sale Agreement (“Agreement”) dated June 19, 2007 to sell certain oil and gas properties owned by the Company to Imperial Petroleum, Inc. (“Imperial”). Under the terms of the Agreement, which is attached to this Form 8-K and incorporated by reference, Imperial will pay the Company $2.5 million and 5.0 million shares of Imperial’s restricted common stock and assume up to $3.8 million in scheduled accounts payable and bank debt of the Company. The closing is scheduled for August 1, 2007 and is subject to normal and customary due diligence requirements. The common stock issued under the Agreement to the Company will have registration rights pursuant to a certain Registration Rights Agreement which is also appended hereto as an exhibit and incorporated by this reference.
The properties comprise 251 wells in 3 states and currently produce approximately 164 Bopd and 386 mcfpd net to the interests to be sold.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Purchase and Sale Agreement dated June 19, 2007 and Exhibits A, A-1, B, C and E thereto
99.2	Registration Rights Agreement dated as of August 1, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International , Inc. (Registrant)
Date: June 25, 2007	By:	/s/ Dennis G McLaughlin, III
Dennis McLaughlin
CEO